SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]       Definitive Additional Materials

[]	Soliciting Material under Rule 14a-12

Edward Jones Money Market Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4)

and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

_______________________________________________________________

2)       Form, Schedule or Registration Statement No.:

_______________________________________________________________

3)       Filing Party:

_______________________________________________________________

4)       Date Filed:

_______________________________________________________________

Edward Jones Money Market Fund Proxy

Action Needed: Encourage Clients to Vote

INTERNAL USE ONLY - DO NOT SHOW or DISTRIBUTE TO THE PUBLIC.
This material does NOT meet the requirements for use in printed or media form.

Summary – What is happening and Why

Edward Jones and Federated Investment Management Co. have agreed to restructure the ownership of Passport Research, Ltd., the investment adviser to the Edward Jones Money Market Fund (the "Fund"). The current structure between the firms has been in place since 1981, and it has enabled Edward Jones to provide important liquidity and cash solutions to our clients. However, recent money market reforms and the changing market environment have led us and Federated to propose refreshing the structure.

In connection with the restructuring, the Fund's shareholders will be asked to approve a number of changes to the Fund through a proxy, and need your help to make sure clients do not overlook the proxy.

If approved, the proposals would result in a decrease to the Fund’s investment advisory fee, and the Fund’s overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between Passport and the Fund. The Fund’s independent board of trustees recommends shareholders vote FOR the proposals.

We are asking branch teams to contact their top money market clients to encourage them to vote because we are concerned clients might overlook the proxy.

Note: Proxy materials will be delivered to clients (and available online) beginning October 14th. Client contact should not begin before then.

Overview

Clients invested in the Fund as of September 26, 2016 will receive a proxy statement, allowing them to vote on important proposals that affect the Fund. Shareholders are entitled to one vote for each share of the Fund they own. By being proactive with your top shareholders, you will be able to:

•	reduce the number of reminder calls and mailings your clients will receive from Broadridge
•	potentially reduce the number of inbound calls you receive from clients with questions

What clients can expect

Clients will have the opportunity to vote over an 8-week period, beginning when they receive their materials and concluding at the shareholder meeting scheduled for December 9, 2016. (See the Proxy Statement that clients will receive. <Link to EJMMF Website>)

Some clients may also receive telephone calls from representatives of Broadridge, a company that specializes in proxy solicitations, asking shareholders to vote. Broadridge will begin reaching out to clients who have not yet voted beginning on or about October 27. By being proactive with your clients and helping them through the voting process, the number of solicitation calls to clients from Broadridge can be reduced.

Further details regarding the timing of the proxy and what clients will be receiving are included below.

Note: Edward Jones does not provide recommendations on how to vote proxies.

When and How will Broadridge Follow Up?

After October 27, Broadridge will contact any clients on the Money Market Proxy Call List via letter and phone calls if they have not voted. If clients call you to ask what is happening or why they are receiving these calls, please explain the process to them using the <inbound script> and connect them to Broadridge.

FYI: If you choose not to act on this, you may inadvertently create a significant number of inbound calls from clients seeking an explanation on why they are receiving calls from Broadridge.

Branch Action Required

Broadridge will solicit votes (via phone call and additional mailings) from all shareholders of the Fund, however to minimize the impact to clients, we recommend branches contact shareholders of the Fund using the following guidelines:

Your role in the process

Proactively reach out to clients who have a large quantity of shares in the Edward Jones Money Market Fund and encourage them to vote. We know clients can be sensitive to receiving communication from third party firms and if they vote their proxy prior to October 27 they will not receive any follow-up calls or mailings from Broadridge.

How to prioritize your calls:

Start with former Edward Jones associates noted on the Money Market Proxy Call List to vote their proxy. It's important to follow the <link to outbound call script> when making these calls.

TIP: Starting with former Edward Jones associates will help you get comfortable with the script and any questions you may receive.

Contact the top 15 shareholders on the Money Market Proxy Call List. It's important to follow the <link to outbound call script>.

TIP: You may already be contacting clients that are listed on the Money Market Proxy Call List for an upcoming appointment or another reason. At the end of that call please encourage them to vote and offer to provide them the Broadridge contact number to help them through the process of voting their proxy.

Finally, use the provided WordPower e-mail/letter template <Link to .pdf of WordPower template> to reach out to any other clients on the Money Market Proxy Call List you would like to encourage to vote.

What to say

It is important to follow the call scripts when contacting shareholders.

When talking with clients encourage them to review the proxy materials themselves and connect them with Broadridge for additional support.

  Do: Encourage clients to review the materials carefully and to vote their shares.
  Do NOT: Tell clients that you are in favor of approving the proposals.

<Link to .pdf of outbound script>

<Link to .pdf of inbound script>

<Link to .pdf of WordPower template>

Key Dates What

26-Sep-2016 Shareholder record date: Shareholders with a record date of September 26, 2016 will receive the proxy mailing.

14-Oct-2016 to 20-Oct-2016 Proxy mailing and e-delivery: Proxy voting materials will be distributed beginning October 14, 2016, to shareholders of record date (September 26, 2016) of the Edward Jones Money Market Fund.

The initial distribution of material will be completed by October 20, 2016.

27-Oct-2016 Broadridge solicitation calls begin: Some clients may also receive telephone calls on Edward Jones' behalf from representatives of Broadridge. Broadridge will begin their solicitation calls with the highest shareholders who have not yet voted.

07-Nov-2016 First reminder mailing sent

09-Dec-2016 Special Meeting of Shareholders - To be held at 12555 Manchester Rd., St. Louis, MO 63131

What Clients Should Expect

How Clients Will be Contacted

Mail:

Clients will receive full packets that contain the proxy materials, by order of highest shareholders (1 share = $1) which will be mailed beginning October 14th.

The packet will include the full proxy and the phone number clients can call to submit their vote.

All clients are expected to receive proxy materials no later than October 20th.

Phone:

If enough votes are not cast initially, Broadridge will attempt to reach shareholders who have not voted through additional mailings or by phone, which increases expenses.

If this is necessary, clients will receive phone calls from Broadridge to solicit their proxy votes beginning on or about October 27th.

Contact Information Provided to Shareholders: Shareholders will be advised to call Broadridge at 1-855-723-7820.

Proposals Under Consideration

  To approve the election of four (4) new trustees for the Edward Jones Money Market Fund;
  To approve the new Investment Management and Administration Agreement between the Edward Jones Money Market Fund and Passport Research, Ltd.;
  To approve the new Sub-Advisory and Sub-Administration Agreement among Passport Research, Ltd., Federated Investment Management Company, Federated Administrative Services and the Edward Jones Money Market Fund;
  To approve the new Rule 12b-1 Plan for the Edward Jones Money Market Fund; and
  To approve the operation of the Edward Jones Money Market Fund in the manner described in a “manager-of-managers” exemptive order previously granted by the Securities and Exchange Commission that would permit the Edward Jones Money Market Fund to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without shareholder approval.

If approved, the proposals would result in a decrease to the Fund’s investment advisory fee, and the Fund’s overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between Passport and the Fund. The Fund’s independent board of trustees recommends shareholders vote FOR the proposals.

Please encourage your clients to review the proxy materials carefully and vote their shares.

Shareholder Voting Methods

Online - Use the web address on the ballot (proxyvote.com), or the email they receive.

Online Access – If enrolled in Online Access, clients can visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete the voting card.

Phone - Use the toll-free number (1-855-723-7820) on the ballot – clients should follow the instructions from the Broadridge representative and will NOT need to have their proxy card available when they call.

Mail - Clients sign, date and complete the ballot and return it in the postage-paid envelope provided. Note: If clients vote by phone or online, they do not need to mail the proxy ballot.

Shareholder Meeting - Clients may vote in person at the shareholder meeting on December 9, 2016, to be held at the offices of Edward Jones, located at 12555 Manchester Road, Saint Louis, Missouri 63131, at 9:00 a.m. (Central time), if they have obtained a legal proxy from their bank, broker or other nominee giving them the right to vote their shares in person.

Was this page helpful?

Thanks for your feedback!

Any comments to share?

Thanks for letting us know!

Have feedback to help us improve this page?

Provide feedback below.

Thanks for your feedback!
What happens to my Feedback?

We're sorry! Your feedback failed to be saved.

 Help Us Improve this Page

Provide feedback below.

Thanks for your feedback!
What happens to my Feedback?

Help Us Improve this Page

[What's This]

This is a feedback channel, not a Service Request. For assistance, refer to the contact information on this page.

Contact

Call Broadridge at 1-855-723-7820.

Call the Money Market Hotline at ext. 20936, available from 8:00 a.m. – 7:00 p.m. CT, or send a Service Request

Hello Regional Leader BOAs!

Thank you for your continued support in helping your regions better understand firm initiatives!

We're in the midst of a proxy vote for the Edward Jones Money Market Fund (the "Fund"). We need your help to bring attention to the actions BOAs can take to help make sure clients do not overlook the proxy. If the proxy is approved, the proposals would result in a decrease to the Fund's investment advisory fee, and the Fund's overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between the Fund's adviser and the Fund.

Broadridge, a company that specializes in proxy solicitations, will begin calls to clients on Oct. 27. We know clients can be sensitive to receiving communication from third party firms. Once clients vote, they will be removed from any future communications from Broadridge.

You can find detailed information on the proxy, the role BOAs can play, outbound/inbound BOA required solicitation scripts, and WordPower letter/email templates below.

http://joneslink.edwardjones.com/JonesLinkUS/InvestmentsServices/InsuredBankDepositMoneyMarket/WEB5062243

In addition, each branch team has received a call list of their clients who have more than $20,000 in the Fund with steps to help prioritize calls.

http://joneslink.edwardjones.com/JonesLinkUS/Tools/CallList/WEB5063892

Please help us share the resources and information by sending the email below to your region.

Again, we want to thank you for your continued support in communicating important firm initiatives.

Sincerely,

[Home Office Name]

[Home Office Department]

Hello BOAs:

This is (enter your name), your regional leader BOA.

We're in the midst of a proxy vote for the Edward Jones Money Market Fund (the "Fund"). Home office needs your help to make sure clients do not overlook the proxy.

Broadridge, a company that specializes in proxy solicitations, will begin calls to clients on Oct. 27. We know clients can be sensitive to receiving communication from third party firms. Once clients vote, they will be removed from any future communications from Broadridge.

If the proxy is approved, the proposals would result in a decrease to the Fund's investment advisory fee, and the Fund's overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between Passport and the Fund.

Here is a link to information that you will need to review before contacting your clients. You can make these calls by following the required BOA solicitation scripts. To help with contacts, WordPower letter and email templates are also available.

http://joneslink.edwardjones.com/JonesLinkUS/InvestmentsServices/InsuredBankDepositMoneyMarket/WEB5062243

In addition, you received a call list of your clients who have more than $20,000 in the Fund. Start with former Edward Jones associates noted on the list. Then focus on your top 15 shareholders.

http://joneslink.edwardjones.com/JonesLinkUS/Tools/CallList/WEB5063892

Thank you for your support in helping with this important firm initiative. If you have questions, please call the Money Market Hotline at ext. 20936.

Sincerely,

(enter your name), Region XXX BOA